Exhibit 10.3

M.D.C. HOLDINGS, INC.
2011 EQUITY INCENTIVE PLAN

EXECUTIVE OFFICER

RESTRICTED STOCK AGREEMENT

M.D.C. Holdings, Inc., a Delaware corporation (the “Company”), awards to the Employee named below restricted shares of the Company’s common stock, $0.01 par value per share (“Restricted Stock”) under the Company’s 2011 Equity Incentive Plan (the “Plan”). This Restricted Stock Agreement (the “Agreement”) evidences the terms of the Company’s award of the Restricted Stock to Employee.

A.          NOTICE OF AWARD

Name of Employee:

Number of Shares of Restricted Stock:

Closing Price on Award Date (NYSE):      $

Aggregate Fair Market Value:1                  $

Award Date:

Lapse Schedule: Except as provided otherwise in this Agreement, the Plan, or any employment agreement or change in control agreement Employee may have with the Company (as such agreement(s) may be amended from time to time), and subject to Employee’s continuous employment with the Company from the Award Date through each lapse date set forth below, the Forfeiture Restrictions shall lapse as to the Restricted Stock in accordance with the following schedule:

Percentage of Shares
Lapse Date	Lapse of Forfeiture Restrictions	Cumulative Unrestricted Stock
	%	%

	%	%

	%	%

	%	%

The Restriction Period shall be the period of time during which the Forfeiture Restrictions remain in effect for the applicable shares of Restricted Stock.

B.          RESTRICTED STOCK AGREEMENT

1.     Award. Subject to the terms and conditions of this Agreement, the Plan, and any employment agreement or change in control agrement Employee may have with the Company (as such agreement(s) may be amended from time to time), as an inducement to Employee to continue employment with the Company, the Company awards to Employee effective as of the Award Date the number of shares of Restricted Stock as set forth in the Notice of Award on the cover page of this Agreement, subject to the terms and conditions of the Plan, which is incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan shall govern. All capitalized terms in this Agreement shall have the meaning assigned to them in this Agreement or in the Plan.

2.     Type of Award. This is an award of Restricted Stock.

3.     Certificates; Book Entry. The Company may elect to maintain the shares of Restricted Stock, and deliver shares as to which the Forfeiture Restrictions have lapsed, through the use of electronic or other forms of book-entry including, but not limited to, uncertificated shares maintained electronically. Any certificates representing Restricted Stock shall include restrictive legends regarding applicable Forfeiture Restrictions, restrictions on transfer and compliance with securities law requirements. If the Company maintains the Restricted Stock in certificate form, the Company shall cause the certificate to be delivered to the Secretary of the Company, or such other escrow agent as the Company may appoint, who shall retain physical custody of such certificate until the Forfeiture Restrictions lapse or the shares of Restricted Stock are forfeited pursuant to this Agreement. Upon the request of the Company, the Employee shall deliver to the Company a stock power, endorsed in blank, relating to the Restricted Stock then subject to the Forfeiture Restrictions.

1 The aggregate Fair Market Value is determined by the Award Date closing price of Company common stock on the New York Stock Exchange (rounded down to the next whole share in the event of a fractional share), subject to the terms and conditions set forth in this Agreement.

4.     Forfeiture Restrictions. The prohibition against transfer and the obligation to forfeit and surrender Restricted Stock to the Company upon termination of continuous employment are referred to as the “Forfeiture Restrictions.” The Restricted Stock shall be issued subject to Forfeiture Restrictions. The Restricted Stock may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of to the extent subject to Forfeiture Restrictions. The Forfeiture Restrictions shall be binding upon and enforceable against any transferee of the Restricted Stock.

5.     Lapse of Forfeiture Restrictions. Except as may be otherwise provided in this Agreement, the Plan, or any employment agreement or change in control agreement Employee may have with the Company (as such agreement(s) may be amended from time to time), subject to Employee’s continuous employment with the Company from the Award Date through each lapse date, the Forfeiture Restrictions shall lapse as to the Restricted Stock in accordance with the schedule set forth in the Notice of Award on the cover page of this Agreement. If at any time the number of shares as to which the Forfeiture Restrictions are scheduled to lapse includes a fractional share, the number of shares of Stock as to which the Forfeiture Restrictions shall be actually lapse shall be rounded down to the next whole share of stock. If, prior to the lapse of the Forfeiture Restrictions, Employee’s employment terminates on account of death or Disability, the Forfeiture Restrictions shall lapse as to all of the shares of Restricted Stock that, at that time (the end of employment for death or Disability), remain subject to Forfeiture Restrictions. If, prior to the lapse of the Forfeiture Restrictions, the Employee resigns, Employee’s employment terminates on account of retirement, or the Company terminates Employee’s employment for Cause, the Employee shall, for no consideration, forfeit to the Company the shares of Restricted Stock that, at that time, remain subject to Forfeiture Restrictions. However, if the Employee’s employment is terminated by the Company other than for Cause, and conditioned on the Employee signing an agreement in a form satisfactory to the Company releasing claims against the Company and its employees, agents and Affiliates, the Forfeiture Restrictions shall lapse as to all of the shares of Restricted Stock that, at that time (the end of employment), remain subject to Forfeiture Restrictions; if the employee does not sign the agreement within the period of time specified by the Company, the Employee shall, for no consideration, forfeit to the Company the shares of Restricted Stock that, at that time, remain subject to Forfeiture Restrictions. Upon forfeiture of shares of Restricted Stock, Employee shall have no further rights with respect to such shares, including but not limited to voting, dividend and liquidation rights.

6.     Leave of Absence. For purposes of the Award, Service does not terminate when Employee goes on a bona fide employee leave of absence that was approved by the Company or an Affiliate in writing, if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by applicable law. However, Service will be treated as terminating 90 days after Employee went on the approved leave, unless Employee’s right to return to active work is guaranteed by law or by a contract. Service terminates in any event when the approved leave ends unless Employee immediately returns to active Service. The Committee determines, in its sole discretion, which leaves of absence count for this purpose, and when Service terminates for all purposes under the Plan.

7.     Tax Withholding. The Company or any Affiliate shall have the right to deduct from payments of any kind otherwise due to Employee, any federal, state, local or foreign taxes of any kind required by law to be withheld upon the issuance, vesting or payment of any shares of Restricted Stock, dividends or payments of any kind. The Company may withhold taxes from any payments or Shares due to Employee or Employee may deliver a check to the Company. Subject to the prior approval of the Company, which may be withheld by the Company, in its sole discretion, Employee may elect to have shares of Stock withheld or to satisfy the minimum statutory withholding obligations, in whole or in part, by delivering to the Company shares of Stock already owned by Employee (for at least six months or any other minimum period required by the Company). The shares withheld or delivered shall have an aggregate Fair Market Value not in excess of the minimum statutory total tax withholding obligations. The Fair Market Value of the shares used to satisfy the withholding obligation shall be determined by the Company as of the date that the amount of tax to be withheld is to be determined (“Tax Date”). Shares used to satisfy any tax withholding obligation must be vested and cannot be subject to any repurchase, forfeiture, or other similar requirements. Any election must be made prior to the Tax Date, shall be irrevocable, made in writing, signed by Employee, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

8.     Transfer of Restricted Stock. If any transfer of Restricted Stock is made or attempted to be made contrary to the terms of this Agreement or the Plan, the Company shall have the right to acquire for its own account, without the payment of any consideration, such shares from the owner thereof or the transferee, at any time before or after such prohibited transfer. In addition to any other legal or equitable remedies it may have, the Company may enforce its rights to specific performance to the extent permitted by law and may exercise such other equitable remedies then available. The Company may refuse for any purpose to recognize any transferee who receives such shares contrary to the provisions of this Agreement as a stockholder of the Company and may retain and/or recover all dividends on such shares that were paid or payable subsequent to the date on which the prohibited transfer was made or attempted.

9.     Investment Representations. The Committee may require Employee (or Employee’s estate or heirs) to represent and warrant in writing that the individual is acquiring the shares of Stock for investment and without any present intention to sell or distribute such shares and to make such other representations as are deemed necessary or appropriate by the Company and its counsel.

10. Continued Service. Neither the award of Restricted Stock nor this Agreement gives Employee the right to continue Service with the Company or its Affiliates in any capacity. The Company and its Affiliates reserve the right to terminate Employee’s Service at any time and for any reason not prohibited by law.

11. Stockholder Rights. Unless and until shares of the Restricted Stock are forfeited as hereinafter provided, Employee shall have all of the rights of a stockholder (including voting, dividend and liquidation rights) with respect to the shares of Restricted Stock, subject, however, to the terms and conditions set forth in this Agreement.

12. Adjustments. The number of shares of Restricted Stock outstanding under this Agreement shall be proportionately increased or decreased for any increase or decrease in the number of shares of the Company’s Stock on account of any Corporate Event. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. In the event of any distribution to the Company’s stockholders of an extraordinary cash dividend or securities of any other entity or other assets (other than ordinary dividends payable in cash or shares of Stock) without receipt of consideration by the Company, the Company shall proportionately adjust the number of shares of Restricted Stock subject to this Agreement.

13. Change in Control. Upon the occurrence of a Change in Control, the Committee may take the action set forth in Section 14.2 of the Plan. Notwithstanding the foregoing, the employment agreement or change in control agreement Employee may have with the Company (as such agreement(s) may be amended from time to time) may provide for accelerated vesting upon certain conditions in connection with a Change of Control.

14. Additional Requirements. Employee acknowledges that shares of Restricted Stock may bear such legends as the Company deems appropriate to comply with applicable federal, state or other securities laws. No shares shall be issued or delivered pursuant to this Agreement unless there shall have been compliance with all applicable requirements of federal, state and other securities laws, all applicable listing requirements of the New York Stock Exchange, if applicable, and all other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery. In connection therewith and prior to the issuance of the shares, Employee may be required to deliver to the Company such other documents as may be reasonably necessary to ensure compliance with applicable laws and regulations.

15. Governing Law. The validity and construction of this Agreement shall be construed in accordance with and governed by the laws of the State of Delaware other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive laws of any other jurisdiction.

16. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and Employee and their respective heirs, executors, administrators, legal representatives, successors and assigns.

17. Tax Treatment; Section 83(b). Employee may incur tax liability as a result of the vesting of Restricted Stock and the payment of dividends or the disposition of Shares. Employee agrees to consult Employee’s own tax adviser for tax advice. Employee hereby acknowledges that Employee has been informed that Employee may file with the Internal Revenue Service, within 30 days of the Award Date, an irrevocable election pursuant to Section 83(b) of the Code to be taxed as of the Award Date on the Fair Market Value of the Restricted Shares. If Employee chooses to file an election under Section 83(b) of the Code, Employee hereby agrees to promptly deliver a copy of any such election to the head of the Tax Department of the Company (or other designated recipient).

18. Amendment. The terms and conditions set forth in this Agreement may only be amended by the written consent of the Company and Employee, except to the extent set forth herein or in any other provision set forth in the Plan.

19. 2011 Equity Incentive Plan. The Award and shares of Restricted Stock shall be subject to such additional terms and conditions as may be imposed under the terms of the Plan, a copy of which has been provided to Employee electronically.

20. Headings; Construction. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

21. Other Employee Benefits. The amount of any compensation deemed to be received by Employee as a result of this Agreement and the issuances of Shares hereunder, shall not constitute “earnings” or “compensation” with respect to which any other employee benefits of Employee are determined, including without limitation benefits under any pension, profit sharing, 401(k), bonus, life insurance or salary continuation plan, except to the extent specifically provided in such separate plan or agreement.

22. Interpretation; Administration. The Committee shall have the full power and authority to administer the terms and conditions of this Agreement, to adopt any procedures, make any determinations, correct any defect, supply any omission or reconcile any inconsistency with respect to the terms and conditions of this Agreement in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. No member of the Committee shall be liable for any action or determination made in good faith. The determinations, interpretations and other actions of the Committee with respect to this Agreement and the Restricted Stock shall be binding and conclusive for all purposes and on all persons.

23. Acceptance. The Option and this Agreement are voidable by the Company if the Employee does not accept this Agreement within 30 days after the Agreement is made available, electronically or otherwise, to the Employee by the Company.

Dated: as of the Award Date set forth above.

M.D.C. HOLDINGS, INC. By: Its

EMPLOYEE

[If handwritten signature:]

Signed:

[If electronic signature:]

I, the Employee, understand that clicking “ACCEPT” below constitutes my electronic signature and intend that it shall have the same legally binding effect as my handwritten signature.

[ACCEPT]         I accept this restricted stock agreement.

[REJECT]          I reject this restricted stock agreement.